Exhibit 32.1

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Annual Report of NuZee, Inc. and its subsidiaries (the “Company”) on Form 10-K for the year ended September 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the Company’s Chief Executive Officer and Chief Financial Officer, Masateru Higashida, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13a-14(b) or 15d-14(b) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	January 13, 2016	NUZEE, INC.

		By:	/s/ Masateru Higashida
Masateru Higashida, Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial Officer)